                                                                   Exhibit 3.257

                                     BYLAWS

                                       OF

                                  EMCARE, INC.

                                    ARTICLE I
                                     OFFICES

     Section 1.01 Registered Office. The registered office and registered agent of EmCare, Inc., a Delaware corporation (the "Company") shall be the registered office and registered agent established pursuant to the certificate of incorporation, as amended, of the Company (the "Charter").

     Section 1.02 Other Offices. The Company may have offices at such other places, both within and without the State of Delaware, as the board of directors of the Company (the "Board of Directors") determines or the business of the Company requires.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 2.01 Place of Meetings. The shareholders of the Company (the "Shareholders") may hold their meetings at such places, within or without the State of Delaware, as the Board of Directors determines.

     Section 2.02 Annual Meeting. The Shareholders shall hold an annual meeting at such time as the Board of Directors determines. At the annual meeting, the Shareholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

     Section 2.03 Special Meetings. The Board of Directors may call special meetings of the Shareholders for any purpose. The Shareholders shall confine the business transacted at a special meeting to the subjects stated in the notice of the meeting.

     Section 2.04 Notice of Meetings. The Secretary shall deliver, or cause to be delivered, written notice of a meeting of the Shareholders to each Shareholder of record. Such notice shall be delivered not less than ten nor more than sixty days before the date of the meeting. The notice shall state the time and place of the meeting, and in the case of a special meeting, the purpose of the meeting.

     Section 2.05 Quorum. The holders of a majority of the shares of the Company entitled to vote, present in person or represented by proxy, shall constitute a quorum at meetings of the Shareholders. If a quorum does not exist at a meeting, the Shareholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At a reconvened meeting at which a quorum is present or represented, the Shareholders may transact any business that they could have transacted at the original meeting.

     Section 2.06 Voting. When a quorum is present at a meeting of the Shareholders, the affirmative vote of the holders of a majority of the shares of the Company entitled to vote, present in person or represented by proxy, shall decide any question brought before the meeting, except for the election of directors. Directors shall be elected by written ballot, by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except for the election of directors, the Shareholders need not vote by written ballot. A Shareholder shall be entitled to vote in person or by a written proxy that the Shareholder has signed and that bears a date not more than three years before the date of the meeting, unless the proxy provides for a longer period. The holder of a proxy shall file the proxy with the Secretary before or at the time of the meeting. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding whether a withdrawal of Shareholders causes less than a quorum to exist.

     Section 2.07 Shareholders of Record. The Board of Directors may establish a record date not less than ten nor more than sixty days before the date of a meeting of the Shareholders to determine the Shareholders entitled to notice of the meeting and to vote thereat. In the absence of any Board of Directors action, the date when the Secretary delivers, or causes to be delivered, written notice of the meeting shall be the record date.

     Section 2.08 Written Consent. The Shareholders may take any action that they are required or permitted to take at a meeting of the Shareholders without a meeting pursuant to a written consent, setting forth the action taken, signed by the holders of issued and outstanding shares of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all votes entitled to vote thereon were present and voted, and delivered to the Company to its registered office in Delaware, its principal place of business, or an officer or agent of the Company having custody of the minute books of the Company. Delivery to the Company's registered office shall be by hand or by certified mail, return receipt requested. Such consent shall have the same force and effect as a vote of the Shareholders. The Secretary shall promptly notify those Shareholders who did not sign such consent of the action taken pursuant thereto.

     Section 2.09 Telephonic Meetings. The Shareholders may hold a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 2.09 shall constitute presence in person at such meeting.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.01 Management of the Corporation. The Board of Directors shall manage the business and affairs of the Company.

     Section 3.02 Number of Directors. The Board of Directors shall consist of the number of directors established in a resolution of either the Shareholders or the Board of Directors. In the absence of such a resolution, the number of directors of the Company shall be one. Each director shall hold office until the Shareholders elect such director's successor or until the Shareholders otherwise remove such director from office.

     Section 3.03 Removal of a Director. The Shareholders may remove a director from office, with or without cause.

     Section 3.04 Vacancies. If any vacancies occur in the Board of Directors, the directors then in office, though less than a quorum, may choose a successor or successors, or the Shareholders may elect a successor or successors.

     Section 3.05 Place of Meetings. The Board of Directors may hold its meetings within or without the State of Texas.

     Section 3.06 First Meeting of the Year. Each newly elected Board of Directors shall hold its first meeting, without further notice, immediately following the annual meeting of the Shareholders, and at the same place as such meeting. At their first meeting, the Board of Directors shall elect the officers of the Company.

     Section 3.07 Regular Meetings. The Board of Directors may hold regular meetings without notice at such time and place as the Board of Directors determines.

     Section 3.08 Special Meetings. The Board of Directors may hold special meetings called by the Chairman of the Board, the President, or the Secretary on five days written notice to each director. Such notice shall state the time and place of the meeting. The notice need not state the purpose of the meeting.

     Section 3.09 Quorum. At meetings of the Board of Directors, the presence of a majority of the directors shall constitute a quorum. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum does not exist at a meeting, the directors present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present.

     Section 3.10 Written Consent. The Board of Directors may take any action that they are required or permitted to take at a meeting of the Board of Directors without a meeting pursuant to a written consent, setting forth the action taken, that all of the directors sign, filed with the minutes of proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote of the directors.

     Section 3.11 Telephonic Meetings. The Board of Directors may hold a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 3.11 shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                     NOTICES

     Section 4.01 Notice by Mail. Whenever notice is required to be given to a Shareholder or a director, such notice may be given by mail, postage prepaid, addressed to such Shareholder or director at his, her, or its address as it appears on the books of the Company. Any notice given by mail shall be deemed delivered at the time deposited in the mail.

     Section 4.02 Waiver of Notice. Whenever any notice is required to be given to a Shareholder or a director, a written waiver thereof signed by the Shareholder or director, whether signed before or after the time of the meeting or other event requiring notice, shall be deemed equivalent to the giving of such notice.

     Section 4.03 Attendance at a Meeting. Attendance of a Shareholder or a director at a meeting shall constitute a waiver of notice of such meeting by such Shareholder or director, except when the Shareholder or director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business at the meeting because of the lack of proper notice.

                                    ARTICLE V
                                    OFFICERS

     Section 5.01 Election of Officers. The Board of Directors shall elect the officers of the Company. The officers of the Company shall be a Chairman of the Board, a President, a Treasurer, a Secretary, and such other officers as the Board of Directors deems appropriate. The same person may hold any two or more offices.

     Section 5.02 Salaries. The Board of Directors shall establish the salary of each officer of the Company.

     Section 5.03 Term as Officers. Each officer of the Company shall hold office until the Board of Directors elects such officer's successor or until such officer's death, resignation, or removal from office. The Board of Directors may remove any officer from office at any time.

     Section 5.04 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company. Subject to the Board of Directors, the Chairman of the Board shall have the authority to manage the business and affairs of the Company. The Chairman of the Board shall preside at all meetings of the Shareholders and all meetings of the Board of Directors.

     Section 5.05 President. The President shall be the chief operating officer of the Company. Subject to the Board of Directors and the Chairman of the Board, the President shall have the authority to manage the business and affairs of the Company.

     Section 5.06 Treasurer. The Treasurer shall be the chief financial officer of the Company. The Treasurer shall have custody of the corporate funds and securities, shall keep records of the receipts and disbursements of the Company, and shall deposit all moneys and other valuable effects of the Company in such depositories as the Chairman of the Board, the

President, or the Treasurer selects. The Treasurer shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President prescribe.

     Section 5.07 Secretary. The Secretary shall attend all meetings of the Shareholders and all meetings of the Board of Directors, and shall record all votes taken at those meetings. The Secretary shall deliver, or cause to be delivered, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as the Board of Directors, the Chairman of the Board, or the President prescribe.

                                   ARTICLE VI
                                 INDEMNIFICATION

     Section 6.01 Indemnification. The Company shall (i) indemnify any person who was, is, or is threatened to be made a defendant or respondent in any completed, pending or threatened action, suit, or proceeding (whether civil, criminal, administrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding) because such person was or is a director or officer of the Company, or while a director or officer of the Company, was or is serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys fees) actually incurred by such person in connection with such action, suit, or proceeding, and (ii) advance reasonable expenses to such person in connection with such action, suit, or proceeding, upon receipt by the Company of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that he is not entitled to indemnification. Any repeal or modification of this Section 6.01 shall not adversely affect any right to indemnification of any person with respect to any completed, pending, or threatened action, proceeding, or suit existing immediately prior to such repeal or modification. The rights provided in this Section 6.01 shall not be exclusive of any other rights to which such person may be entitled under any provision of the Charter, a resolution of the Shareholders or the Board of Directors, an agreement, or otherwise.

                                   ARTICLE VII
                               STOCK CERTIFICATES

     Section 7.01 Stock Certificates. Stock certificates, representing shares of the Company, in such form as the Board of Directors determines, shall be delivered to each Shareholder. The Chairman of the Board or the President and the Secretary or an Assistant Secretary shall sign each stock certificate.

     Section 7.02 Lost Stock Certificates. The Board of Directors may direct that the Company issue a new stock certificate to replace a lost or destroyed stock certificate. The Board of Directors may require that the person claiming that the stock certificate was lost or destroyed give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 7.03 Transfer of Shares. Upon presentation to the Company of a stock certificate duly endorsed or accompanied by a stock power that the Shareholder has executed, and the satisfaction of any other requirements for transfer, the Company shall register the transfer of the shares on the books of the Company and issue a new stock certificate to the new Shareholder. Prior to registration of the transfer on the books of the Company, the Company shall treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and to otherwise exercise all of the rights and powers of a Shareholder.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     Section 8.01 Checks. The Chairman of the Board, the President, or the Treasurer, or such other person or persons as any of them may designate, shall sign the checks drawn on the accounts of the Company.

     Section 8.02 Dividends. The Board of Directors may declare dividends upon the shares of the Company. The Company may pay dividends in cash, property, or shares of the Company. The date when the Board of Directors adopts a resolution declaring a dividend shall be the record date for the purpose of determining the Shareholders entitled to receive payment of that dividend, unless the resolution specifies another record date.

     Section 8.03 Execution of Contracts. The Board of Directors may authorize any officer or agent to execute and deliver any contract or instrument on behalf of the Company. Such authority may be general or confined to specific instances.

     Section 8.04 Fiscal Year. The fiscal year of the Company shall be the fiscal year established in a resolution adopted by the Board of Directors.

     Section 8.05 Seal. The Board of Directors shall adopt a corporate seal for the Company.

     Section 8.06 Voting of Securities. Any officer of the Company shall have authority on behalf of the Company to vote securities of another corporation or entity that the Company owns or to execute and deliver on behalf of the Company a written consent to action of the holders of such securities in lieu of a meeting.

                                   ARTICLE IX
                                   AMENDMENTS

     Section 9.01 Amendment by Board of Directors. The Board of Directors may amend or repeal these bylaws or adopt new bylaws.

     Section 9.02 Amendment by Shareholders. The Shareholders may amend or repeal these bylaws or adopt new bylaws even though the Board of Directors may also amend, repeal, and adopt bylaws.